Exhibit 23.2

Kreit & Chiu CPA LLP

200 Park Ave, 16th Floor, # 1014

New York, NY 10017

(949) 326-CPAS (2727)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 Amendment No. 3 of our report dated August 14, 2025 relating to the financial statements of Maison Solutions Inc.(the “Company”) as of and for the years ended April 30, 2025 and 2024, which appears in Maison Solutions, Inc.'s Annual Report on Form 10-K for the year ended April 30, 2025.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

September 17, 2025